Exhibit (a)(2)

ING INVESTORS TRUST

AMENDMENT #76 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Section 6.2 and Article XI, Sections 11.2 and 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the ING American Funds Growth Portfolio and the ING Artio Foreign Portfolio, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated: July 23, 2012_______________

/s/ Colleen D. Baldwin ________________________________ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley ________________________________ J. Michael Earley, as Trustee
/s/ John V. Boyer ________________________________ John V. Boyer, as Trustee	/s/ Patrick W. Kenny ________________________________ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick ________________________________ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews ________________________________ Shaun P. Mathews, as Trustee
/s/ Robert W. Crispin ________________________________ Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler ________________________________ Sheryl K. Pressler, as Trustee
/s/ Peter S. Drotch ________________________________ Peter S. Drotch, as Trustee	/s/Roger B. Vincent ________________________________ Roger B. Vincent, as Trustee